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Exhibit 23.2

Consent of Independent Auditor

              We consent to the use in this Amendment No. 3 to Registration Statement on Form S-1 of Sabre Industries, Inc. of our report dated April 30, 2010 relating to our audit of the consolidated financial statements of CellXion, LLC and subsidiary, appearing in the Prospectus, which is part of this Registration Statement.

              We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ McGladrey & Pullen, LLP

St. Louis, Missouri
July 6, 2010

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  Exhibit 23.2
Consent of Independent Auditor